Exhibit 99.1

October 9, 2013

Chelsea Therapeutics Announces FDA Advisory Committee to Review NORTHERA™ (droxidopa)

Panel Date Tentatively Set for January 14, 2014

CHARLOTTE, N.C., October 9, 2013 -- Chelsea Therapeutics International, Ltd. (Nasdaq:CHTP) today announced that the U.S. Food and Drug Administration (FDA) has notified the Company that the New Drug Application (NDA) seeking approval to market NORTHERA™ (droxidopa), an orally active synthetic precursor of norepinephrine, for the treatment of symptomatic neurogenic orthostatic hypotension (NOH) will be reviewed by the Cardiovascular and Renal Drug Advisory Committee (CRDAC). The meeting is tentatively scheduled for January 14, 2014.

The FDA recently assigned to NORTHERA™ a Prescription Drug User Fee Act (PDUFA) goal date of February 14, 2014. NORTHERA™ was previously granted Orphan Drug Designation and received Fast Track designation from the FDA. Fast Track designation is designed to facilitate the review of products that address serious or potentially life-threatening conditions for which there is an unmet medical need.

About Symptomatic NOH

NOH is a chronic neurogenic disorder resulting from deficient release of norepinephrine that predominantly affects patients with primary autonomic failure, a group of diseases which includes Parkinson's disease (PD), multiple system atrophy (MSA) and pure autonomic failure (PAF). Symptoms of NOH include: dizziness, lightheadedness, blurred vision, fatigue, poor concentration, and fainting episodes when a person assumes a standing position, often severely limiting a person's ability to perform routine daily activities that require standing or walking for both short and long periods of time.

About Northera

NORTHERA™ (droxidopa), the lead investigational agent in Chelsea Therapeutics' pipeline, is currently in Phase III development for the treatment of symptomatic neurogenic orthostatic hypotension (NOH) in patients with primary autonomic failure — an indication that includes a significant number of patients with Parkinson's disease, multiple system atrophy (MSA) and pure autonomic failure (PAF). Droxidopa is a synthetic catecholamine that is directly converted to norepinephrine (NE) via decarboxylation, resulting in increased levels of NE in the nervous system, both centrally and peripherally.

Droxidopa, developed by and licensed from Dainippon Sumitomo Pharma Co., Ltd. (DSP), initially received Japanese approval in 1989 for the treatment of frozen gait and dizziness on standing associated with Parkinson's Disease and for the treatment of orthostatic hypotension, syncope or dizziness on standing associated with Shy-Drager syndrome and Familial Amyloidotic Polyneuropathy. In 2000, Droxidopa received expanded marketing approval to include prevention of vertigo, dizziness and weakness associated with orthostatic hypotension in hemodialysis patients.

About Chelsea Therapeutics

Chelsea Therapeutics (Nasdaq:CHTP) is a biopharmaceutical development company that acquires and develops innovative products for the treatment of a variety of human diseases, including central nervous system disorders. Chelsea is currently pursuing FDA approval in the U.S. for Northera™ (droxidopa), a novel, late-stage, orally-active therapeutic agent for the treatment of symptomatic neurogenic orthostatic hypotension in patients with primary autonomic failure. For more information about the Company, visit www.chelseatherapeutics.com.

This press release contains forward-looking statements regarding future events including our intention to pursue the development of Northera. These statements are subject to risks and uncertainties that could cause the actual events or results to differ materially. These include reliance on key personnel and our ability to attract and/or retain key personnel; the risk that FDA will not agree that our clinical trial results demonstrate the safety and effectiveness of droxidopa; the risk that the FDA will not accept our proposal regarding any trial or other data to support a new drug application; the risk that the FDA will not approve the resubmitted NDA; the risk that our resources will not be sufficient to conduct any study of Northera that will be acceptable to the FDA; the risk that we cannot complete any additional study for Northera without the need for additional capital; the risks and costs of drug development and that such development may take longer or be more expensive than anticipated; our need to raise additional operating capital in the future; our reliance on our lead drug candidate droxidopa; risk that we will not be able to obtain regulatory approvals of droxidopa or our other drug candidates for additional indications; risk of volatility in our stock price, related litigation, and analyst coverage of our stock; reliance on collaborations and licenses; intellectual property risks; our history of losses; competition; market acceptance for our products if any are approved for marketing.

CONTACT:

Investors:

Fara Berkowitz / Susan Kim

Argot Partners

212-600-1902

fara@argotpartners.com

susan@argotpartners.com

Media:

David Connolly

LaVoie Group

617-374-8800

dconnolly@lavoiegroup.com